Exhibit 10.22

Apache Corporation 401(k) Savings Plan

Fourth Amendment Not Covered by the 2010 Determination Letter

Apache Corporation (“Apache”) sponsors the Apache Corporation 401(k) Savings Plan (the “Plan”). In section 10.4 of the Plan, Apache reserved the right to amend the Plan from time to time. Apache hereby exercises that right, (1) by modifying section 6.5(c)(i)(A) to reflect the revised statutory provision on deductible medical expenses, and (2) by eliminating the last sentence of section 6.5(c)(i), both effective as of January 1, 2012, so that section 6.5(c)(i) now states:

(i)	Financial Need. The following expenses constitute an immediate and heavy financial need: (A) expenses for or necessary to obtain medical care, within the meaning of Code §213(d), (1) that would be deductible by the Employee under Code §213 (determined without regard to whether the expenses exceed the percentage of adjusted gross income specified in Code §213(a)), or (2) that apply to the Employee’s primary beneficiary (as determined pursuant to section 6.1); (B) costs directly related to the purchase of a principal residence of the Employee (excluding mortgage payments); (C) payment of tuition, related educational fees, and room and board expenses for up to the next 12 months of post-secondary education of the Employee, the Employee’s Spouse, the Employee’s children, the Employee’s dependents (within the meaning of Code §152, without regard to Code §152(b)(1), §152(b)(2), and §152(d)(1)(B)), or the Employee’s primary beneficiary (as determined pursuant to section 6.1); (D) payments necessary to prevent the Employee from being evicted from his or her principal residence; (E) payments necessary to prevent the mortgage on the Employee’s principal residence from being foreclosed; (F) payment of burial or funeral expenses for the Employee’s deceased parent, Spouse, child, other dependent (within the meaning of Code §152, without regard to Code §152(b)(1), §152(b)(2), and §152(d)(1)(B)), or primary beneficiary (as determined pursuant to section 6.1); (G) expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); and (H) any other expense that, under IRS guidance of general applicability, is deemed to be on account of an immediate and heavy financial need.

EXECUTED this 8th day of November, 2012.

APACHE CORPORATION

By:	/s/ Margery M. Harris
Margery M. Harris Executive Vice President, Human Resources

Prepared November 6, 2012